Exhibit 99.1

Annual CEO Certification pursuant to NYSE Rule 303A.12(a)

Form Last Updated by the NYSE on July 1, 2013

NYSE Regulation

Domestic Company
Section 303A
Annual CEO Certification

As the Chief Executive Officer of Canadian Pacific Railway Limited (CP), and as required by Section 303A.12(a) of the New York Stock Exchange Listed Company Manual, I hereby certify that as of the date hereof I am not aware of any violation by the Company of NYSE's corporate governance listing standards, other than has been notified to the Exchange pursuant to Section 303A.12(b) and disclosed on Exhibit H to the Company's Domestic Company Section 303A Annual Written Affirmation.

This certification is:
      [x]         Without qualification
                                  or
     [   ]         With qualification

By: /s/ E. HUNTER HARRISON

Print Name: E. Hunter Harrison

Title: Chief Executive Officer

Date: February 29, 2016

Note: THE NYSE WILL NOT ACCEPT IF RETYPED, MODIFIED OR IF ANY TEXT IS DELETED. If you have any questions regarding applicability to your Company's circumstances, please call the Corporate Governance department prior to submission.